Exhibit 23.6

CONSENT OF ESCALANTE GEOLOGICAL SERVICES, LLC

To:	U.S. Securities and Exchange Commission (“SEC”)
Board of Directors of 5E Advanced Materials, Inc.

Re:	Registration Statement on Form S-8 of 5E Advanced Materials, Inc. (the “Company”) dated February 4, 2026 (the “Form S-8”)

Escalante Geological Services, LLC (“Escalante”), in connection with the Form S-8 consents to:

(i)
The filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “Preliminary Feasibility Study on 5E Advanced Materials Fort Cady Project” with a report date of August 7, 2025, and effective date of August 4, 2025 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, filed (or incorporated by reference) as Exhibit 96.1 to the Company’s 2025 Annual Report on Form 10-K, dated September 29, 2025;
(ii)
The filing and/or incorporation by reference by the Company and use of the updated mineral resource estimate dated November 15, 2025 and related information prepared by Mr. Steven Kerr, P.G., C.P.G., of Escalante Geological Services, LLC with respect to the Technical Report Summary and included in the Company’s Current Report on Form 8-K, dated November 19, 2025 and any references thereto (the “Updated Mineral Resource Estimate”);
(iii)
The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form S-8 and any such Technical Report Summary and Updated Mineral Resource Estimate; and
(iv)
The use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary and/or the Updated Mineral Resource Estimate in the Form S-8, to the extent it was prepared by us, that we supervised its preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference to the Form S-8.

Escalante is responsible for, and this consent pertains to Sections 2, 3, 4, 5, 6, 7 (except 7.3), 8, 9, 11, 15, 17, 20, 21 and 22 of the Technical Report Summary and the Updated Mineral Resource Estimate disclosed in the November 2025 8‑K to the extent prepared by us, under our supervision, and/or reviewed and approved by us.

Neither the whole nor any part of the Technical Report Summary or Updated Mineral Resource Estimate nor any reference thereto may be included in any other filings with the SEC without the prior written consent of Escalante as to the form and context in which it appears.

Dated: February 4, 2026

By:	/s/ Steven Kerr
Name:	Steven Kerr, P.G., C.P.G.
Title:	Principal, Escalante Geological Services, LLC